Exhibit 99.1
Dear SG community:

I’m writing to share that Youngme Moon and Valerie Jarrett have informed us of their decision to not stand for re-election to the Sweetgreen Board of Directors at the end of their term in June.

Youngme and Valerie have been instrumental leaders and trusted advisors to Sweetgreen, serving on our Board since our private company days. They have helped guide us through some of the most pivotal moments in our journey—offering their wisdom, strategic thinking, and unwavering belief in our mission to redefine fast food and build a more sustainable food system.

Over the last decade, Youngme has been a force of insight and clarity, challenging us to think bigger while staying true to our values. Her perspective has helped shape not only our brand but the way we lead and grow.

Valerie, with her deep experience in public service and business, has been a champion of our people and our purpose. For nearly five years, she has pushed us to consider the broader impact of our decisions and has helped ensure that Sweetgreen remains a company rooted in both excellence and responsibility.

Through moments of transformation and challenge, from going public to navigating an ever-changing landscape, Youngme and Valerie have been steady hands, thoughtful partners, and passionate advocates for our team, our customers, and our long-term vision.

At Sweetgreen, we believe in Win Win Win—creating solutions that are best for the customer, the company, and the community. Youngme and Valerie have embodied this philosophy, ensuring that every decision we make benefits all stakeholders and advances our mission to connect people to real food.

Their contributions to Sweetgreen are lasting, and their belief in our future has been both inspiring and humbling. While they are stepping away from the Board, their impact will remain deeply woven into the fabric of our company.

On behalf of the entire Sweetgreen team—thank you, Youngme and Valerie, for your leadership, your wisdom, and your dedication to helping us build a company that will stand the test of time. We are forever grateful.

Jonathan